SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒        Definitive Proxy Statement
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☐        Soliciting Material Pursuant to § 240.14a-12

Live Oak Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual Meeting of Shareholders of Live Oak Bancshares, Inc. (the “Company”) will be held as follows:
Place:    Live Oak Corporate Offices
1741 Tiburon Drive
Wilmington, NC 28403
Date:    May 15, 2018
Time:    9:00 a.m.

The purposes of the meeting are:

1.	Election of Directors. To elect nine members of the Board of Directors for terms of one year;

2.
Approval of Amendment of 2015 Omnibus Stock Incentive Plan. To approve an amendment of the Company's Amended and Restated 2015 Omnibus Stock Incentive Plan to increase the number of shares of voting common stock issuable under such plan;

3.	Ratification of Independent Auditors. To vote on a proposal to ratify Dixon Hughes Goodman LLP as the Company’s independent auditors for 2018;

4.
Adjournment of Annual Meeting. To vote on a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the matters to be considered by shareholders at the Annual Meeting; and

5.	Other Business. To transact any other business properly presented for action at the Annual Meeting.
YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IF YOU ARE THE RECORD HOLDER OF YOUR SHARES OF OUR VOTING COMMON STOCK, WE ASK THAT YOU APPOINT THE PROXIES NAMED IN THE ENCLOSED PROXY STATEMENT TO VOTE YOUR SHARES FOR YOU BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD OR FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT TO APPOINT THE PROXIES BY INTERNET, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN “STREET NAME” BY A BROKER OR OTHER NOMINEE, ONLY THE RECORD HOLDER OF YOUR SHARES MAY VOTE THEM FOR YOU, SO YOU SHOULD FOLLOW YOUR BROKER’S OR NOMINEE’S DIRECTIONS AND GIVE IT INSTRUCTIONS AS TO HOW IT SHOULD VOTE YOUR SHARES. DOING THAT WILL HELP US ENSURE THAT YOUR SHARES ARE REPRESENTED AND THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING. THE GIVING OF AN APPOINTMENT OF PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE IT OR TO ATTEND THE MEETING AND VOTE IN PERSON.
THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, AND ANNUAL REPORT ARE AVAILABLE IN THE INVESTOR RELATIONS SECTION OF OUR WEBSITE, WWW.LIVEOAKBANK.COM.

By Order of the Board of Directors

/s/ James S. Mahan III
James S. Mahan III
Chairman and CEO
April 6, 2018

LIVE OAK BANCSHARES, INC.

Proxy Statement For The
Annual Meeting of Shareholders
To Be Held May 15, 2018

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL 1: ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE	11

DIRECTOR COMPENSATION	17

EXECUTIVE COMPENSATION AND OTHER MATTERS	20

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	25

PROPOSAL 2: APPROVAL OF AMENDMENT OF THE COMPANY'S 2015 OMNIBUS STOCK INCENTIVE PLAN	27

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS	37

PROPOSAL 4: ADJOURNMENT OF ANNUAL MEETING	39

DESCRIPTION OF OUR OUTSTANDING SECURITIES	40

OTHER MATTERS	43

PROPOSALS FOR 2019 ANNUAL MEETING	43

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS	43

HOUSEHOLDING MATTERS	43

SHAREHOLDER COMMUNICATIONS	44

ANNUAL REPORT ON FORM 10-K	44

APPENDIX A: FORM OF AMENDMENT OF THE COMPANY'S 2015 OMNIBUS STOCK INCENTIVE PLAN	A-1

LIVE OAK BANCSHARES, INC.

PROXY STATEMENT

Mailing Date: On or About April 6, 2018

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2018
General

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Live Oak Bancshares, Inc. (the “Company”) of appointments of proxy for use at the annual meeting of the Company’s shareholders (the “Annual Meeting”) to be held on May 15, 2018, at 9:00 a.m., at the Company’s corporate offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and at any adjournments thereof. The Company’s proxy solicitation materials are being mailed to our shareholders on or about April 6, 2018. In this Proxy Statement, the Company’s subsidiary bank, Live Oak Banking Company, is referred to as the “Bank.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2018:

Copies of this Proxy Statement and our Annual Report are available in the investor relations section of our website, www.liveoakbank.com.

Proposals to be Voted on at the Annual Meeting

At the Annual Meeting, record holders of our voting common stock will consider and vote on proposals to:

•	elect nine members of the Board of Directors for terms of one year;

•	approve an amendment of the Company's 2015 Amended and Restated Stock Incentive Plan to increase the number of shares of voting common stock issuable under such plan;

•	ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent auditors for 2018;

•
adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the matters to be considered by shareholders at the Annual Meeting; and

•	transact any other business properly presented for action at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” the election of each of the nine nominees for director named in this Proxy Statement and “FOR” Proposals 2, 3 and 4.

How You Can Vote at the Annual Meeting

Record Holders. If your shares of our voting common stock are held of record in your name, you can vote at the Annual Meeting in one of the following ways:

•	you can attend the Annual Meeting and vote in person;

•
you can sign and return the proxy card enclosed with this Proxy Statement and appoint the “Proxies” named below to vote your shares for you at the meeting, or you can validly appoint another person to vote your shares for you; or

•
you can appoint the Proxies to vote your shares for you by going to the internet website www.proxyvote.com. When you are prompted for your “control number,” enter the number printed on the enclosed proxy card and then follow the instructions provided.

You may appoint the Proxies by internet only until 11:59 p.m. Eastern Time on May 14, 2018, which is the day before the Annual Meeting date. If you appoint the Proxies by internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. The authority you will be giving the Proxies is described below and in the proxy card enclosed with this Proxy Statement.

Shares Held in “Street Name.” Only the record holders of shares of our voting common stock or their appointed proxies may vote those shares. As a result, if your shares of our voting common stock are held for you in “street name” by a broker or other nominee, then only your broker or nominee (i.e. the record holder) may vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares. You will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received with your copy of our Proxy Statement (or by following any directions you received for giving voting instructions electronically). Brokers and other nominees who hold shares in street name for their clients typically have the discretionary authority to vote those shares on “routine” matters when they have not received instructions from beneficial owners of the shares. However, they may not vote those shares on non-routine matters (including the election of directors and amending the Company's Amended and Restated 2015 Omnibus Stock Incentive Plan) unless their clients give them voting instructions. To ensure that shares you hold in street name are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker or nominee as to how it should vote your shares.

Solicitation and Voting of Proxy Cards

If you are the record holder of your shares of our voting common stock, a proxy card is included with this Proxy Statement that provides for you to name S. Brett Caines, our Chief Financial Officer, and Gregory W. Seward, our General Counsel, or any substitutes appointed by them, individually and as a group, to act as your “Proxies” and vote your shares at the Annual Meeting. We ask that you sign and date your proxy card and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by internet, so that your shares will be represented at the meeting.

If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by internet, the shares of our voting common stock that you hold of record will be voted by the Proxies according to your instructions. If you sign and return a proxy card or appoint the Proxies by internet, but you do not give any voting instructions, then the Proxies will vote your shares “FOR” the election of each of the nine nominees for director named in Proposal 1 below and “FOR” Proposals 2, 3 and 4. If, before the Annual Meeting, any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or internet appointment will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and Proposals 2, 3 and 4 described in this Proxy Statement, but, if any other matter is properly presented for action by our shareholders, your proxy card or internet appointment will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting.

If you are a record holder of your shares and you do not return a proxy card or appoint the Proxies by internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Revocation of Proxy Cards; How You Can Change Your Vote

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by internet and later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instruction you gave the Proxies:

•
you can sign a new proxy card, dated after the date of your original proxy card, which contains your new instructions, and submit it to us so that we receive it before the voting takes place at the Annual Meeting; or

•
if you appointed the Proxies by internet, you can go to the same internet website you used to appoint the Proxies (www.proxyvote.com) before 11:59 p.m. Eastern Time on May 14, 2018 (the day before the Annual Meeting), enter your control number (printed on the enclosed proxy card), and then change your voting instructions.

The Proxies will follow the last voting instructions they receive from you before the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by internet:

•	you can give our Corporate Secretary a written notice, before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or internet appointment; or

•
you can attend the Annual Meeting and notify our Corporate Secretary that you want to revoke your proxy card or internet appointment and vote your shares in person. Simply attending the Annual Meeting alone, without notifying our Corporate Secretary, will not revoke your proxy card or internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to change the voting instructions you have given to your broker or other nominee, you must follow your broker’s or nominee’s directions.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling, and mailing this Proxy Statement and other proxy solicitation expenses. In addition to the use of the mails and the internet, appointments of proxy may be solicited in person or by telephone by officers, directors, and employees of the Company or its subsidiaries without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company’s voting common stock.

Record Date

The close of business on March 16, 2018, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described herein.

Voting Securities

The voting securities of the Company are the shares of its voting common stock, of which 100,000,000 shares are authorized and 35,323,543 shares were issued and outstanding on March 16, 2018. There were 376 holders of record of the Company’s voting common stock as of such date.

The Company has 10,000,000 shares of authorized non-voting common stock, of which 4,643,530 shares were issued and outstanding on March 16, 2018, and 1,000,000 shares of authorized preferred stock, of which no shares are issued or outstanding.

Voting Procedures; Quorum; Votes Required for Approval

At the Annual Meeting, each shareholder will be entitled to one vote for each share of voting common stock held of record on the Record Date on each matter submitted for voting.

A majority of the shares of the Company’s voting common stock issued and outstanding on the Record Date must be present in person or by proxy to constitute a quorum for the conduct of business at the Annual Meeting.

Assuming a quorum is present; in the case of Proposal 1 below, the nine nominees receiving the greatest number of votes shall be elected. In the case of Proposals 2, 3 and 4 below, for each proposal to be approved, the number of votes cast for approval must exceed the number of votes cast against the proposal. Abstentions and broker non-votes will have no effect.

Holders of the Company’s non-voting common stock are not entitled to vote at the Annual Meeting.

Beneficial Ownership of Our Common Stock
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of January 31, 2018 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of voting common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of January 31, 2018, pursuant to the exercise of options, warrants or other rights, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The table below calculates the percentage of beneficial ownership of our common stock based on 35,259,656 shares of voting and 4,643,530 shares non-voting common stock outstanding as of January 31, 2018.

	Shares Beneficially Owned

Name	Number of Shares (1)%
Directors and Named Executive Officers:
James S. Mahan III (2)	6,100,478	15.3
Neil L. Underwood (3)	1,282,723	3.2
Scott M. Custer	80,000	*
Gregory W. Seward	16,001	*
William H. Cameron (4)	167,749	*
Diane B. Glossman	35,892	*
Glen F. Hoffsis	92,982	*
Howard K. Landis III	204,100	*
Miltom E. Petty	97,302	*
Jerald L. Pullins	248,272	*
William L. Williams III (5)	1,316,520	3.3
All directors and executive officers as a group (16 persons) (6)	10,273,646	25.7

Greater than 5% Shareholders:

Wellington Management Group LLP (7) c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	5,833,916	14.6

RMB Capital Management, LLC (8) 115 S. LaSalle Street, 34th Floor Chicago, Illinois 60603	1,872,660	4.7

T. Rowe Price Associates, Inc. (9) 100 E. Pratt Street Baltimore, Maryland 21202	4,855,660	12.2

____________

*	Represents beneficial ownership of less than one percent.

(1)
Included in the beneficial ownership tabulations are options to purchase the following number of shares of voting common stock: Mr. Seward – 6,001 shares; Mr. Cameron – 12,000 shares; Ms. Glossman – 9,000 shares; Dr. Hoffsis – 6,000 shares; Mr. Landis – 12,000 shares; Mr. Petty – 12,000 shares; Mr. Pullins – 12,000 shares; and all directors and executive officers as a group – 143,103 shares. These options are capable of being exercised within sixty days of January 31, 2018 and therefore, under the beneficial ownership rules of the Securities and Exchange Commission, are deemed to be owned by the holder.

(2)
Includes 3,001,708 shares held by the James S. Mahan III Revocable Trust over which Mr. Mahan has sole investment and voting power, 2,898,770 shares held by the Marguerite D. Mahan Revocable Trust and 200,000 shares held by Salt Water Fund, a nonprofit corporation for which Mr. Mahan serves as a director and officer.

(3)	Includes shared voting rights on 1,232,723 jointly-held shares and 50,000 shares held by Mr. Underwood's spouse.

(4)
Includes 470 shares held by the GST-Exempt Trust for William H. Cameron and 155,279 shares held by the William H. Cameron Revocable Trust and excludes 60,890 shares held by the Mary Jo Cameron Revocable Trust.

(5)
Includes 50,000 shares held by the William L. Williams III Grantor Retained Annuity Trust and 300,000 shares held by the William L. Williams III Revocable Trust; also includes shared voting rights on 900,000 jointly-held shares and on 14,110 shares held by Spoint-ILM, LLC.

(6)	Includes the beneficial ownership of five additional executive officers not listed in the table.

(7)
A Schedule 13G/A filed on February 9, 2017, by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP reported beneficial ownership of 1,190,386 shares of voting common stock as of December 31, 2016, with voting power and dispositive power shared by the reporting persons. To the knowledge of the Company, funds managed by Wellington Management own 100% of all of the outstanding shares of non-voting common stock as of December 31, 2017.

(8)
A Schedule 13G filed on February 13, 2018, by RMB Capital Holdings, LLC; RMB Capital Management, LLC; Iron Road Capital Partners LLC; RMB Mendon Managers, LLC; and Mendon Capital Advisors Corp reported beneficial ownership of 1,872,660 shares of voting common stock as of December 31, 2017, with (i) RMB Capital Holdings, LLC having shared voting and dispositive power over 1,872,660 shares; (ii) RMB Capital Management, LLC having shared voting and dispositive power over 1,872,660 shares; (iii) Iron Road Capital Partners LLC having shared voting and dispositive power over 42,968 shares; (iv) RMB Mendon Managers, LLC having shared voting and dispositive power over 622,382 shares; and (v) Mendon Capital Advisors Corp having shared voting and dispositive power over 1,207,310 shares.

(9)
A Schedule 13G/A filed on February 14, 2018, by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. reported beneficial ownership of 4,855,660 shares of voting common stock as of December 31, 2017, with (i) T. Rowe Price Associates, Inc. having sole voting power over 855,946 shares and sole dispositive power over 4,855,660 shares and (ii) T. Rowe Price Small-Cap Value Fund, Inc. having sole voting power over 2,203,514 shares.

Except as indicated in footnotes to the table above, we believe that the shareholders named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and named executive officer listed is: c/o Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, NC 28403.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers of the Company are required by federal law to file reports with the Securities and Exchange Commission (the “SEC”) regarding the amount of, and changes in, their beneficial ownership of the Company’s voting common stock. Based upon a review of copies of reports received by the Company, all required reports of directors and executive officers of the Company during 2017 were filed on a timely basis other than a purchase of 1,600 shares made by Glen Hoffsis on March 13, 2017, which was not timely reported due to an administrative error by the executing broker and was reported on a Form 5 filed on January 26, 2018.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has set the number of directors of the Company at nine and recommends that shareholders vote for the nominees listed below, each for a term of one year.

Name and Age	Position(s) Held	Director Since (1)	Principal Occupation and Business Experience During the Past Five Years
William H. Cameron (64)	Director	2013	President, Cameron Management, Inc., an investment management company focusing on real estate development, brokerage, and property management.
Diane B. Glossman (62)	Director	2014
Retired investment analyst with over 25 years of experience as an analyst and over a decade of governance experience on corporate boards of directors; currently serves on the boards of directors of Ambac Assurance Company, WMIH Corp. and the Bucks County SPCA. She is also a member of the boards of Barclays US LLC and Barclays Bank of Delaware.

Glen F. Hoffsis (77)	Director	2008
Special Assistant to the President, Lincoln Memorial University, July 2016 to present; Dean, Lincoln Memorial University College of Veterinary Medicine, 2014 to 2016; Dean, College of Veterinary Medicine – University of Florida, 2006 to 2013; currently serves on the Board of Trustees of Ross University Medical Group

Howard K. Landis III (61)	Director	2008	Principal, Plexus Capital, an investment firm focused on middle market businesses.
James S. Mahan III (66)	Chairman and CEO	2008	Chairman and Chief Executive Officer of the Company and the Bank.
Miltom E. Petty (66)	Director	2010	Chief Financial Officer, Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company.
Jerald L. Pullins (76)	Director	2011
Chairman, U.S. Physical Therapy, Inc., a developer and operator of outpatient physical and occupational therapy clinics, 2011 to present (director since 2003); managing member, SeniorCare Homes LLC, a developer and operator of residential homes for seniors, 2007 to present; Chairman of the Board of Baldwin Brothers Cremation Society, Inc., an operator of licensed funeral and cremation facilities and crematoria.

Neil L. Underwood (48)	Director and President	2010	President of the Company.
William L. Williams III (66)	Vice Chairman and EVP	2012	Executive Vice President and Vice Chairman of the Company and the Bank.
____________

(1)	The year first elected indicates the year in which each individual was first elected a director of the Company and does not reflect any break(s) in tenure.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR OF THE COMPANY FOR A TERM OF ONE YEAR.

Qualifications of Directors

William H. Cameron. Mr. Cameron has served on the Company’s Board of Directors since November 2013 and chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committee and the Audit and Risk Committee. Mr. Cameron has extensive prior experience as a director of a financial institution, having served as a founding director of Port City Capital Bank and as a director of Crescent Financial Corporation and Crescent State Bank following its acquisition of Port City Capital Bank in 2006. Mr. Cameron has extensive executive experience in corporate and real estate finance, real estate development, and private equity. He has been President of Cameron Management, Inc. since 2000 and has held leadership positions in a number of businesses over the last 25 years. Mr. Cameron served as Chief Operating Officer of Atlantic Telecasting Corporation, the NBC television affiliate in Wilmington, North Carolina. Mr. Cameron holds a B.S. in Business Administration and a Juris Doctor degree from the University of North Carolina at Chapel Hill. He has successfully completed the North Carolina Bank Directors’ College and has participated in numerous Advanced Bank Directors’ College programs. As an active business, civic and charitable leader, Mr. Cameron serves on the board of numerous organizations including Cape Fear Memorial Foundation and Champion McDowell Davis Foundation. He is president of Cameron Management, Inc. and president of the Dan Cameron Family Foundation, Inc. which has made significant contributions to the economic and cultural development of the Wilmington area. We believe Mr. Cameron’s prior experience as a director of two FDIC-insured financial institutions over a period of 10 years brings to our board critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualifies him to serve as one of our directors.

Diane B. Glossman. Ms. Glossman has served as a member of our Board of Directors since August 2014. She serves on the Compensation Committee and the Audit and Risk Committee. Ms. Glossman is a retired investment analyst with over 25 years of experience as an analyst and almost 20 years of governance experience on boards. Ms. Glossman also currently serves on the boards of directors of Ambac Assurance Company, WMI Holdings Corp. and the Bucks County SPCA. She is also a member of the boards of Barclays US LLC and Barclays Bank of Delaware. Previously, Ms. Glossman served on the board of directors of A.M. Todd Company from 1998 to July 2011, and as an independent trustee on State Street Global Advisors mutual fund board from October 2009 to April 2011. Ms. Glossman was a six-time member of Institutional Investor’s All-America Research Team and a member of the top ranked Global Bank Research team, along with winning the 2003 Wall Street Journal survey in the broker/dealer category, and was ranked for several years in the Reuters large cap and mid cap bank surveys by both fund managers and companies. Further, she was a frequent commentator on industry and company events for such entities as The Nightly Business Report, The Wall Street Journal, Financial Times, The New York Times, The Economist, CNN, CNBC, and various trade publications. Ms. Glossman earned a B.S. in economics from the Wharton School at the University of Pennsylvania with a double major in finance and health care administration, having also attended the University of California at Davis. Ms. Glossman was awarded her Chartered Financial Analyst designation (CFA). We believe that Ms. Glossman’s depth of experience and financial expertise qualify her to serve as one of our directors.

Glen F. Hoffsis. Dr. Hoffsis has served as a member of our Board of Directors since 2008. He serves on the Nominating and Corporate Governance Committee and the Compensation Committee. He is a veterinarian who has devoted most of his career to veterinary colleges as a clinician, teacher, researcher and administrator. Retiring in July 2013 as dean of the College of Veterinary Medicine at the University of Florida, Dr. Hoffsis was appointed dean of the newly established Lincoln Memorial University College of Veterinary Medicine effective July 2014. He relinquished the deanship in July 2016 to become Special Assistant to the President of LMU. Prior to that he served as Director of Veterinary Services at Procter and Gamble for two years. He was Dean of the College of Veterinary Medicine at the Ohio State University for 11 years. He has held many professional positions and served on the board of directors of Banfield Pet Hospitals of Portland, Oregon, from 2010 to 2015. In February 2017, Mr. Hoffsis was appointed to the Board of Trustees of Ross University Medical Group. He is a diplomate of the American College of Veterinary Internal Medicine. Dr. Hoffsis is well known and respected within the veterinary profession. We believe that his wide range of knowledge and perspective relative to the business of veterinary medicine brings important skills and qualifies him to serve on the Board of Directors.

Howard K. Landis III. Mr. Landis has served as a member of our Board of Directors since 2008. He chairs the Nominating and Corporate Governance Committee and serves on the Audit and Risk Committee and the Compensation Committee. Since 2005, Mr. Landis has been a general partner of Plexus Capital, a small business investment company. He has 25 years of experience in the banking industry, which includes serving as the Chief Executive Officer of RBC Centura Bank’s US Operations from 2001 to 2004 after serving as Chief Credit Officer, Chief Risk Officer, and President of Centura Bank. Mr. Landis graduated with a Bachelor of Science in Business Administration and a Master’s in Business Administration from the University of North Carolina at Chapel Hill. We believe Mr. Landis’ 25 years of prior experience in the banking industry, including his service as Chief Executive Officer of a FDIC-insured financial institution with over $20 billion in total assets, brings to our Board of Directors critical skills related to financial oversight of complex organizations, strategic planning and corporate governance and qualifies him to serve as one of our directors.

James S. Mahan III. Mr. Mahan is the Company’s founder, Chief Executive Officer and Chairman of the Board of Directors. Prior to starting Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first Internet bank. Under his leadership, S1 Corporation grew to become a $234 million software and services provider in only six years, averaging more than 200 percent growth year over year. At its peak, S1 had a market capitalization of over $6 billion. During his term as Chief Executive Officer, Mr. Mahan was ranked as one of the 10 Most Influential Personalities in Financial Services by FutureBanker magazine. Prior to founding Security First Network Bank and S1 Corporation, Mr. Mahan launched Cardinal Bancshares, where he served as Chairman and Chief Executive Officer. Mr. Mahan built Cardinal into an institution with approximately $675 million in total assets and took the company public in 1992. Before launching Cardinal, Mr. Mahan spent several years with Citizens Union National Bank & Trust Co., serving as President, Chief Operating Officer and Vice Chairman and becoming Chairman and Chief Executive Officer in 1984. In 1986, Mr. Mahan formed an investment group that purchased Citizens Union and subsequently sold it to BankOne Corp. of Columbus, Ohio. Mr. Mahan began his career in 1973 at Wachovia Bank & Trust Co. in Winston-Salem, NC, after graduating with a Bachelor’s degree in Economics from Washington & Lee University in Lexington, Virginia.

Miltom E. Petty. Mr. Petty has served as a member of our Board of Directors since August 2010. He chairs our Audit and Risk Committee. Since June 1977, Mr. Petty has served as the Chief Financial Officer of Carolina Hosiery Mills, Inc., a privately held manufacturing and real estate development company. Since August 2013, Mr. Petty has served as a director of Trust Company of the South. Mr. Petty graduated with a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill. He has held an active CPA license from the State of North Carolina for 40 years. We believe Mr. Petty’s experience as a chief financial officer, including his familiarity with accounting standards and ability to serve as our Audit and Risk Committee financial expert, brings important skills and qualifies him to serve on our Board of Directors.

Jerald L. Pullins. Mr. Pullins has served as a member of our Board of Directors since October 2011. He serves on the Nominating and Corporate Governance Committee and the Compensation Committee. He brings nearly 35 years of experience in the healthcare, real estate, mortgage banking, funeral, cemetery and insurance industries. This, combined with his MA degree from the University of Kansas and MBA from the University of Texas, provides a wealth of financial expertise. He received an honorable discharge as a 1st Lieutenant from the United States Army after serving in Vietnam. Throughout his successful career, he has directed and managed finance, administration, accounting and operational functions at companies across a range of industries. Mr. Pullins served in a variety of management positions at Service Corporation International, most recently as President and Chief Operating Officer. Mr. Pullins is currently Chairman of U.S. Physical Therapy and serves as Chairman of its Governance and Nominating Committee. Mr. Pullins is also a member of U.S. Physical Therapy’s Audit Committee and Compensation Committee. He is a managing member of SeniorCare Homes, LLC, which develops, owns and operates supervised residential homes for seniors with memory impairment conditions. Mr. Pullins also serves as Chairman of the Board of Baldwin Brothers Cremation Society, Inc., which operates licensed funeral and cremation facilities and crematoria throughout the State of Florida. We believe that his wide range of knowledge of accounting, finance and administration across many business industries brings important skills and qualifies him to serve on the Board of Directors.

Neil L. Underwood. Mr. Underwood is a member of our Board of Directors and serves as President of the Company. Mr. Underwood helps to set technological direction for the Company. Prior to joining the Bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division. S1, since acquired by ACI Worldwide, Inc., built and deployed financial services systems such as online banking, payments and mobile solutions to over 3,000 financial institutions worldwide. Before S1, Mr. Underwood played a key role in launching the Americas division of Brokat Technologies AG, a global financial services software supplier based in Stuttgart, Germany. Acting as Chief Operating Officer, he was responsible for Retail and Wholesale Banking solutions for the Americas. Mr. Underwood came to Brokat as a principal of Transaction Software, which was acquired in May of 1999. A native of Miami, Florida, Mr. Underwood holds a Bachelor’s of Science Degree in Industrial Engineering from the Georgia Institute of Technology. Mr. Underwood’s experience in the technology sector, coupled with a talented approach to management and resource utilization, makes him well-suited to serve as a member of our Board of Directors.

William L. Williams III. Mr. Williams is the Vice Chairman of our Board of Directors and one of the original founders of the Bank. He currently serves as Executive Vice President of the Company and the Bank. Prior to starting Live Oak Bank, Mr. Williams spent 19 years in corporate banking at Wachovia Bank & Trust Co. and worked for 14 years at Vine Street Financial doing SBA lending. Mr. Williams began his banking career in 1973 at Wachovia, where he worked with Wachovia Services, Inc, then Wachovia Regional Corporate Lending, calling on and lending to mid-market regional companies. In 1987, he relocated to Wilmington, North Carolina, where he managed the Wachovia Corporate Lending group for the three county area of Southeastern North Carolina. In 1992, he re-joined Mr. Mahan at Cardinal Bancshares as they began Vine Street Financial, a niche SBA lending division of Vine Street Trust Company. Mr. Williams held several positions within this group including President and Senior SBA lender. Through a series of mergers/acquisitions, Vine Street Financial became a division of BB&T, where Mr. Williams served as a senior SBA lender, resigning in May of 2007 to found Live Oak Bank’s predecessor. Mr. Williams graduated in 1973 from the University of North Carolina at Chapel Hill with a BS degree in Business Administration. Mr. Williams’ 40 years of corporate banking experience, including deep experience in the SBA lending sector and his involvement as a founder and organizer of our Company, make him uniquely qualified to serve as Vice Chairman of our Board of Directors.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors (the “Board”) has a chairman whose duties are described in our Bylaws, and it performs its oversight role through various committees. The Board may select any of its members as its Chairman, and has no formal policy as to whether our Chief Executive Officer will serve as Chairman or whether any other director, including a non-employee or independent director, may be elected to serve as Chairman. At present, the positions of Chairman and Chief Executive Officer are both held by James S. Mahan III. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because of his familiarity with the Company’s business and because he is the most capable of effectively identifying strategic opportunities and leading the execution of our business strategy. The Board has not appointed a lead independent director at this time.

Board’s Role in Risk Management

Risk is inherent in any business, and, as is the case with other management functions, our senior management has primary responsibility for managing the risks we face. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation that requires us to assess and manage those risks, and during their periodic examinations our regulators assess our performance in that regard. As a result, the Board is actively involved in overseeing our risk management programs.

The Board administers its oversight function primarily through committees, which may be established as separate or joint committees of the boards of the Company and/or the Bank. Those committees include our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board approves and periodically reviews the Bank’s operating policies and procedures.

We believe the Board’s involvement in our risk management results in Board committees that are more active than those of corporations that are not financial institutions or that are not regulated as extensively as financial institutions. We believe this committee activity enhances our Board’s effectiveness and leadership structure by providing opportunities for non-employee directors to become familiar with the Bank’s critical operations and actively involved in the Board’s oversight role with respect to risk management, as well as its other oversight functions.

Code of Ethics and Conflict of Interest Policy

The Board of Directors has adopted a Code of Ethics and Conflict of Interest Policy which applies to our directors and executive officers, and, among other things, is intended to promote:

•	honest and ethical conduct;

•	ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications we make;

•	compliance with laws, rules and regulations;

•	prompt internal reporting of violations of the Code to the Audit and Risk Committee; and

•	accountability for adherence to the Code.

A copy of the Code of Ethics and Conflict of Interest Policy is posted in the investor relations section of the Company’s website at www.liveoakbank.com.

Director Independence

With the exception of Messrs. Mahan, Underwood and Williams, each member of the Company’s Board of Directors is “independent” as defined by Nasdaq listing standards and the regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). In making this determination, the Board considered certain transactions with directors for the provision of goods or services to the Company and the Bank. All such transactions were conducted at arm’s length upon terms no less favorable than those that would be available from an independent third party.

Director Relationships

No director is a director or nominee of a corporation with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any corporation registered as an investment company under the Investment Company Act of 1940 with the exception of Mr. Pullins, who is a director of U.S. Physical Therapy, Inc., Houston, Texas, and Ms. Glossman, who is a director of WMIH Corp., Seattle, Washington.

There are no family relationships among the Company’s directors and executive officers.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of our Board of Directors has the responsibility for recommending which directors should stand for re-election to the Board and the selection of new directors to serve on the Board. The committee has formulated the following qualifications for director candidates:

•	having a basic knowledge of the banking industry, the financial regulatory system, and the laws and regulations that govern the operation of the Company;

•	a willingness to put the interests of the Company ahead of personal interests;

•	exercising independent judgment and actively participating in decision making;

•	having an inquiring and independent mind, practical wisdom, and sound judgment;

•	a willingness to avoid conflicts of interest;

•	having a background, knowledge, and experience in business or another discipline to facilitate oversight of the Bank;

•	a willingness and ability to commit the time necessary to prepare for and regularly attend Board and committee meetings; and

•	equity ownership in the Company.

The committee also considers diversity of experience in selecting candidates for director.

The Company’s Bylaws permit any shareholder of record to nominate candidates for director. Shareholders wishing to nominate a candidate for director must deliver a written nomination to our Corporate Secretary not less than 120 days prior to the meeting of shareholders at which time nominees will be considered for election to the Board of Directors. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that if elected, such nominee would serve as a member of the Board of Directors.

Meetings of the Board of Directors

There were nine meetings of the Board of Directors during 2017. All of our directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which he or she served during 2017. Although we do not have a formal written policy with respect to directors’ attendance at our annual meeting of shareholders, we generally encourage all directors to attend. All of our directors who were on the Board of Directors at that time attended the annual meeting of shareholders in May 2017.

Committees of the Board of Directors

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Our Board of Directors has three permanent committees: the Audit and Risk Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board that sets out the committee’s duties and responsibilities. We believe that each member of these committees is an “independent director” as that term is defined by Nasdaq’s listing standards. Copies of the charters of each of these committees are posted in the investor relations section of the Company’s website at www.liveoakbank.com.

In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues.

Information about each of the permanent committees of the Board follows:

Audit and Risk Committee. The current members of the Audit and Risk Committee are Miltom E. Petty, Chair; William H. Cameron; Diane B. Glossman; and Howard K. Landis III. The Audit and Risk Committee met ten times during 2017. The Audit and Risk Committee is responsible for the following, among other things:

•	selecting and retaining an independent registered public accounting firm to act as the Company’s independent auditors for the purpose of auditing the Company’s annual financial statements;

•	setting the compensation of, overseeing the work done by and terminating, if necessary, the Company’s independent auditors;

•
selecting, retaining, compensating, overseeing and terminating, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company;

•	pre-approving all audit and permitted non-audit and tax services that may be provided by the Company’s independent auditors or other registered public accounting firms;

•	establishing policies and procedures for the pre-approval of permitted services by the Company’s independent auditors and other registered public accounting firms on an ongoing basis;

•
reviewing and discussing with the Company’s independent auditors (1) the auditors’ responsibilities under generally accepted auditing standards and the responsibilities of management in the audit process, (2) the overall audit strategy, (3) the scope and timing of the annual audit, (4) any significant risks identified during the auditors’ risk assessment procedures and (5) when completed, the results, including significant findings, of the annual audit;

•
reviewing and discussing with the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the auditors; and (3) other material written communications between the auditors and management;

•
reviewing with management and the Company’s independent auditors the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company’s processes, controls and procedures and any special audit steps adopted in light of any material control deficiencies;

•
reviewing and discussing with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes) and the form of audit opinion to be issued by the auditors on the financial statements;

•	selecting and retaining services of internal audit providers, if outsourced, and conducting annual performance reviews of in-house internal audit providers;

•	approving the Company’s risk management framework and periodically reviewing and evaluating the adequacy and effectiveness of such framework;

•
approving a statement or statements defining the Company’s risk appetite, monitoring the Company’s risk profile and providing input to management regarding the Company’s risk appetite and risk profile;

•
receiving from members of management, and other officers or employees as appropriate, periodic reports on, and reviews of, the Company’s risk management framework and risk management programs and their results;

•	discussing with management the Company’s major risk exposures and reviewing the steps management has taken to identify, monitor and control such exposures;

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

The Board of Directors has determined that Mr. Petty is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

Compensation Committee. The current members of the Compensation Committee are William H. Cameron, Chair; Diane B. Glossman; Glen F. Hoffsis; Howard K. Landis III; and Jerald L. Pullins. The Compensation Committee met four times during 2017. The Compensation Committee is responsible for the following, among other things:

•
reviewing and approving annually the corporate goals and objectives applicable to the compensation of the chief executive officer (“CEO”), evaluating at least annually the CEO’s performance in light of those goals and objectives, and determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all other executive officers;

•
reviewing, approving and, when appropriate, recommending to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by the shareholders of the Company, which includes the ability to adopt, amend and terminate such plans;

•
administering the Company’s incentive compensation plans and equity-based plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

•
reviewing, approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans;

•
reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviewing and discussing at least annually the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;

•	reviewing and recommending to the Board for approval the frequency with which the Company will conduct shareholder advisory votes on executive compensation;

•
reviewing and approving the proposals regarding the shareholder advisory votes on executive compensation and the frequency of the shareholder advisory votes on executive compensation to be included in the Company’s proxy statement;

•	reviewing director compensation for service on the Board and Board committees at least once a year and recommending any changes to the Board;

•	reviewing and approving compensation disclosures required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K or proxy statement; and

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the committee or the Board deems necessary or appropriate or as required by law or regulation.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Howard K. Landis III, Chair; William H. Cameron; Glen F. Hoffsis; and Jerald L. Pullins. The Nominating and Corporate Governance Committee met twice during

2017. The Nominating and Corporate Governance Committee is responsible for the following, among other things:

•	determining the qualifications, qualities, skills, and other expertise required to be a director and developing criteria to be considered in selecting nominees for director (the “Director Criteria”);

•	identifying and screening individuals qualified to become members of the Board, consistent with the Director Criteria;

•	recommending to the Board the nominees to be submitted to a shareholder vote at the annual meeting of shareholders;

•	if a vacancy on the Board occurs, identifying, selecting and recommending to the Board candidates to fill such vacancy either by election by shareholders or appointment by the Board;

•	developing and recommending to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence;

•
reviewing and approving the disclosures regarding corporate governance, the operations of the Committee and director independence required by the rules of the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K or proxy statement; and

•
performing any other activities, including delegating its authority to one or more subcommittees or to management in furtherance of its responsibilities, consistent with its charter, the Company’s bylaws and governing law, as the Committee or the Board deems necessary or appropriate or as required by law or regulation.

Compensation Committee Interlocks and Insider Participation
None of the current members of our compensation committee is or has been an officer or employee of our Company. None of our executive officers currently serve, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of any entity that has one or more executive officers serving on our compensation committee or our Board of Directors.
Indebtedness of and Transactions with Management

The Company’s bank subsidiary, Live Oak Banking Company, has had, and expects to have in the future, banking and other transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and associates. All such transactions are made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing for comparable transactions with persons not related to the lender, and do not involve more than the normal risk of collection or present other unfavorable features. Loans made by Live Oak Banking Company to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the Board of Directors with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any of the Bank’s lending matters.

DIRECTOR COMPENSATION

Board Fees. For 2017, each non-employee director was paid an annual retainer of $50,000. The chairman of the Audit and Risk Committee received an additional annual retainer of $36,000. The chairs of the Compensation Committee, the Nominating and Corporate Governance Committee and the Bank's Directors Loan Committee each received an additional annual retainer of $10,000.

2015 Omnibus Stock Incentive Plan. Our directors are eligible for awards under our 2015 Omnibus Stock Incentive Plan as amended and restated effective May 24, 2016 (the "2015 Omnibus Stock Incentive Plan" or the "Omnibus Plan"). The awards may be issued in the form of stock options, restricted stock, restricted stock units or stock appreciation rights. Each non-employee director received an award of restricted stock units on May 9, 2017, valued at $30,008. Information regarding the 2015 Omnibus Stock Incentive Plan can be found under the heading “2015 Omnibus Stock Incentive Plan” on page 21.

The following table presents a summary of all compensation paid by the Company to its non-employee directors for their service during the year ended December 31, 2017. Directors of the Company who are also employees are not separately compensated for their service on the Board of Directors. No director received any non-qualified deferred compensation earnings in 2017.

Name of Director	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
William H. Cameron	$68,333	$30,008	--	--	--	$98,341
Diane B. Glossman	50,000	30,008	--	--	--	80,008
Glen F. Hoffsis	50,000	30,008	--	--	--	80,008
Donald W. Jackson (1)	20,833	--	--	--	--	20,833
Howard K. Landis, III	55,833	30,008	--	--	--	85,841
Miltom E. Petty	86,000	30,008	--	--	--	116,008
Jerald L. Pullins	50,000	30,008	--	--	--	80,008
____________

(1)	Mr. Jackson retired from the Board of Directors on May 9, 2017, when his term ended at the 2017 Annual Meeting.

(2)
Each non-employee director received an award of 1,210 restricted stock units (RSUs) with a grant date fair value of $30,008 on May 9, 2017. The RSUs vest one year from the date of grant. There were no other RSUs outstanding for any director as of December 31, 2017.

(3)
No options were awarded to non-employee directors in 2017. At December 31, 2017, each of Mr. Cameron, Ms. Glossman, Mr. Landis, Mr. Petty and Mr. Pullins had 30,000 options outstanding, of which 9,000 were exercisable. Dr. Hoffsis had 24,000 options outstanding, of which 3,000 were exercisable.

Executive Officers

The following table sets forth certain information regarding the Company’s current executive officers.

Name	Age	Position	Business Experience
James S. Mahan III	66	Chief Executive Officer
Chairman of the Board and Chief Executive Officer of the Company and the Bank since inception.  Prior to Live Oak Bank, Mr. Mahan was the Chief Executive Officer and Chairman for S1 Corporation and founder of Security First Network Bank, the world’s first internet bank.

Neil L. Underwood	48	President
President of the Company since 2011; President of the Bank from 2011 to March 2017; Sales and Marketing Manager of the Company and the Bank from 2010 to 2011. Mr. Underwood helps to set technological direction for the Company. Prior to joining the Bank, Mr. Underwood served as General Manager of S1 Corporation, where he was responsible for the S1 Enterprise division.

William L. Williams III	66	Executive Vice President
Vice Chairman of the Company and the Bank since 2012; Executive Vice President since 2013. Before joining in 2007 as a founding member of the Bank’s predecessor, Mr. Williams held executive positions with several different banking institutions, including Wachovia Bank & Trust Co. and Vine Street Financial.

S. Brett Caines	39	Chief Financial Officer
Chief Financial Officer of the Company and the Bank since 2011; Finance Officer of the Bank and its predecessor from 2007-2011. Prior to joining in 2007, Mr. Caines was Production Engineer for INVISTA and Process Engineer for Shell Chemical Company.

Scott M. Custer	62	President Live Oak Banking Company
President of the Bank since April 2017; Prior to joining the Bank, Mr. Custer served as a director and Chief Executive Officer of Yadkin Financial Corporation and Yadkin Bank from July 2014 until the merger of Yadkin Financial Corporation into F.N.B. Corporation in March 2017; director and Chief Executive Officer of VantageSouth Bancshares from 2011 and director and Chief Executive Officer of Piedmont Community Bank Holdings, Inc. from 2010 until the merger of Yadkin, VantageSouth and Piedmont in July 2014. Prior to joining Piedmont, Mr. Custer served as Chairman and Chief Executive Officer of RBC Bank (USA), a position he held since 2004.

Thomas A. Hill	46	Chief Information Officer
Chief Information Officer of the Company and the Bank since 2014. With more than 15 years of information technology and security experience, Mr. Hill has spent the majority of his career working in senior IT, Risk, and Security positions in technology and financial service institutions.

Gregory W. Seward	42	General Counsel
General Counsel of the Company and the Bank since October 2015. Prior to joining the Company, Mr. Seward spent the majority of his career as an attorney in the legal department of Capital One Financial Corporation, most recently leading a team of attorneys advising on a broad range of corporate and regulatory matters. Mr. Seward began his career as a corporate associate at Gibson Dunn & Crutcher LLP.

Name	Age	Position	Business Experience
Steven J. Smits	51	Chief Credit Officer
Chief Credit Officer of the Company and the Bank since February 2015; joined the Company and the Bank in 2012. Mr. Smits is the former Associate Administrator for the Office of Capital Access at the U.S. Small Business Administration (the “SBA”). While at the SBA, he was responsible for managing and overseeing the agency’s programs and operations designed to expand access to capital for America’s small businesses. This included managing the agency’s $100 billion small business loan portfolio. Mr. Smits also played a critical role in implementing many of the provisions in the JOBS Act that was signed into law by President Obama in September 2010.

J. Wesley Sutherland	47	Chief Accounting Officer
Chief Accounting Officer of the Company and the Bank since 2014. Prior to joining the Company, Mr. Sutherland was the founder and owner of an accounting and consulting firm, an audit partner in the financial institutions services group of the largest CPA firm based in the South and had served as the president of a $300 million mutual savings bank. Mr. Sutherland worked, earlier in his career, in the banking practices of two national accounting firms and served as a financial analyst for a Fortune 500 company.

EXECUTIVE COMPENSATION AND OTHER MATTERS
The following summary compensation table shows all cash and non-cash compensation paid to or received or deferred by James S. Mahan III, Scott M. Custer and Gregory W. Seward, who we refer to as our “named executive officers,” for services rendered to us and the Bank in all capacities during the fiscal years ended December 31, 2017 and 2016. Compensation paid to our named executive officers consisted of cash salary, stock awards, non-equity incentive plan compensation paid in cash and other compensation as detailed in the footnotes provided. No named executive officer received any non-qualified deferred compensation earnings in 2017 or 2016.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total

James S. Mahan III	2017	$510,600	--	--	--	--	$291,749	$802,349
Chairman and Chief Executive Officer	2016	510,600	--	--	--	$26,423	267,616	804,639

Scott M. Custer *	2017	300,006	--	--	$1,278,400	--	19,057	1,597,463
President, Live Oak Banking Company

Gregory W. Seward	2017	275,004	--	--	828,998	--	37,882	1,141,884
General Counsel	2016	240,834	--	--	224,250	17,261	33,344	515,689
____________
*    Mr. Custer joined as the President, Live Oak Banking Company on April 3, 2017.

(1)
Amounts shown in this column for 2017 represent the grant date fair value of restricted stock units (RSUs) granted to the named executive officers in 2017, calculated in accordance with FASB ASC Topic 718. Each of the RSU awards to named executive officers in 2017 includes a market price condition where the RSUs will not vest unless the Company's voting common stock attains a closing price equal to or greater than $38.00 per share for at least twenty consecutive trading days at any time during the seven-year term of each award. The grant date fair value for RSUs with a market price condition is calculated using the Monte Carlo Simulation method. The methodology used in calculating the fair value of RSUs is described in more detail in Note 13 to the Company’s audited consolidated financial statements as of December 31, 2017. Additional information regarding outstanding RSU awards is provided under the heading “Outstanding Equity Awards at Fiscal Year-End” on page 23 of this Proxy Statement.

(2)
Amounts shown in this column for 2016 represent payouts under the 2016 Profit Share Plan. The amount paid is based on the employee’s base salary and the plan’s profit share formula. See "2016 Profit Share Plan" on page 21 of this Proxy Statement.

(3)
Includes 401(k) matching contributions, contributions made to Health Savings Accounts, and the dollar value of insurance premiums paid on behalf of the named executive officers for group term life, health, dental and disability insurance. Also includes personal use of the Company aircraft by the named executives where applicable. For 2017, amounts for personal use of the Company’s aircraft were calculated using aggregate incremental cost to the Company (AIC) and are based on variable costs incurred including fuel, applicable fees, maintenance service, crew travel and other operating expenses. The value based on the AIC method is included in 2017 All Other Compensation for Mssrs. Mahan and Custer in the amounts of $258,729 and $1,474, respectively.

Employment Agreements

The Company’s executive officers serve at the discretion of the Board of Directors and are not party to employment agreements.
2016 Profit Share Plan

The 2016 Profit Share Plan provided the opportunity for eligible employees to receive a cash payment each quarter in 2016 based on the Bank’s ability to meet or exceed quarterly production goals for fully funding loans and on the Company's ability to meet or exceed quarterly budgeted operating earnings per share. Eligible employees for 2016 included substantially all of the Bank’s full-time employees. No quarterly bonus exceeded 3% of any employee’s annual base salary. In the event that the quarterly goals for fully funding loans and operating earnings per share were not met, the quarterly cash payment that was not paid out was eligible to be made up in subsequent quarters or at the end of the fiscal year. Eligible employees participating in the 2016 Profit Share Plan for the full year received approximately 7% of base salary for 2016. In 2017, the Company established a profit share plan for employees but excluded all executive officers of the Company as eligible employees under the plan.

2015 Omnibus Stock Incentive Plan

The shareholders of the Company approved the 2015 Omnibus Stock Incentive Plan, as amended and restated effective May 24, 2016, at the 2016 annual meeting of shareholders. The original 2015 Omnibus Stock Incentive Plan was approved by the shareholders of the Company at the 2015 annual meeting of shareholders. The 2015 Omnibus Stock Incentive Plan replaced the 2008 Incentive Stock Option Plan, the Restricted Stock Plan and the 2008 Nonstatutory Stock Option Plan (collectively, the “Prior Plans”). The aggregate number of shares of our voting common stock that may be issued pursuant to the 2015 Omnibus Stock Incentive Plan is currently 7,000,000, less such shares as are issued or subject to outstanding grants under the Prior Plans since the date of adoption of the 2015 Omnibus Stock Incentive Plan. The awards may be issued in the form of incentive stock options, non-qualified stock options, restricted stock, restricted stock units or stock appreciation rights. As of December 31, 2017, there were a total of 5,773,081 shares of our voting common stock reserved for issuance in connection with outstanding awards under the 2015 Omnibus Stock Incentive Plan and the Prior Plans. The Board of Directors has proposed an amendment of the 2015 Omnibus Stock Incentive Plan to increase the number of shares that may be issued from 7,000,000 to 8,750,000. See "Proposal 2: Approval of Amendment of the Company's 2015 Omnibus Stock Incentive Plan."

2008 Incentive Stock Option Plan

At the 2008 annual meeting of shareholders, the shareholders approved the adoption of the Live Oak Banking Company 2008 Incentive Stock Option Plan, or the 2008 Plan.

Options granted under the 2008 Plan were intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or the Code. Under the Code, options are afforded favorable tax treatment to recipients upon compliance with certain restrictions but do not result in tax deductions to the Company. The purpose of the 2008 Plan was to increase the performance incentive for employees of the Bank, to encourage the continued employment of current employees and to attract new employees by facilitating their purchase of a stock interest in the Company.

The 2008 Plan was adopted by the Board of Directors of the Company in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon adoption of the 2008 Plan by the Company, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of the Company’s common stock. The 2008 Plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further grants of stock options will be made under the 2008 Plan.

Restricted Stock Plan

The Board of Directors previously adopted, and the shareholders previously approved, a restricted stock plan which provided for the grant of restricted common stock to eligible employees. Under the plan, the Company issued shares of its common stock to employees of the Bank. The transfer of these shares was restricted such that the employee could not transfer the shares until the shares vested and the transfer restrictions lapsed. The purpose of the plan was to encourage and motivate key employees to contribute to the successful performance of the Company and to promote the growth of the value of the Company’s common stock. The plan was also designed to provide participating employees with an ownership interest in the Company, align the interests of employees and shareholders and help to retain key employees.

This plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further shares of the Company’s common stock may be issued under the plan.

2008 Nonstatutory Stock Option Plan

At the 2008 annual meeting of shareholders, the shareholders approved the adoption of the Live Oak Banking Company 2008 Nonstatutory Stock Option Plan, or the 2008 Directors’ Plan.

Options granted under the 2008 Directors’ Plan do not qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code. The purpose of the 2008 Directors’ Plan is to encourage the continued participation of members of our board of directors, to align the interests of directors with those of shareholders and to facilitate the recruitment of new members of the board of directors as necessary or desirable.

The 2008 Directors’ Plan was adopted by our board of directors in connection with the reorganization of the Bank into the holding company form of organization on March 31, 2009. Upon adoption of the 2008 Directors’ Plan by the Company, all outstanding options to purchase shares of the Bank were converted into options to purchase shares of the Company’s common stock. The 2008 Directors’ Plan was replaced by the 2015 Omnibus Stock Incentive Plan, and no further grants of stock options will be made under the 2008 Directors’ Plan.

Outstanding Equity Awards at Fiscal Year-End

Mr. Mahan had no outstanding equity awards as of December 31, 2017. The following tables list the outstanding equity awards held by our other named executive officers as of December 31, 2017.

	Option Awards
	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date

Gregory W. Seward	6,001	23,999 (1)	$ 14.55	November 19, 2025
____________

(1)
The shares subject to this option vest and become exercisable yearly in seven installments beginning on November 19, 2016, as follows: 10% of the shares subject to the option vest on each of November 19, 2016, 2017, 2018, 2019 and 2020; and 25% of the shares subject to the option vest on each of November 19, 2021 and 2022.

	Stock Awards
	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested*	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested*

Scott M. Custer	--	--	80,000 (1)	$1,908,000

Gregory W. Seward	--	--	77,636 (2)	1,851,619
____________

*	Market value based on the closing price of a share of the Company's voting common stock on the last trading day of 2017.

(1)
In order for these RSUs with a market price condition to vest, the Company's voting common stock must attain a closing price equal to or greater than $38.00 per share for at least twenty consecutive trading days at any time prior to August 7, 2024. In addition, the vesting of these RSUs is subject to the Company achieving total revenue of at least $100 million for period from July 1, 2017, to June 30, 2018.

(2)	Includes the following RSUs:

(a)
An award of 50,000 RSUs with a market price condition. In order for these RSUs to vest, the Company's voting common stock must attain a closing price equal to or greater than $38.00 per share for at least twenty consecutive trading days at any time prior to August 7, 2024. In addition, the vesting of these RSUs is subject to the Company achieving total revenue of at least $100 million for period from July 1, 2017, to June 30, 2018.

(b)
An award of 2,636 RSUs with a market price condition. In order for these RSUs to vest, the Company's voting common stock must attain a closing price equal to or greater than $38.00 per share for at least twenty consecutive trading days at any time prior to January 31, 2024. In addition, the vesting of these RSUs was subject to the Company achieving total revenue of at least $100 million for fiscal year 2017.

(c)
An award of 25,000 RSUs with a market price condition. In order for these RSUs to vest, the Company's voting common stock must attain a closing price equal to or greater than $34.00 per share for at least twenty consecutive trading days at any time prior to November 30, 2023. In addition, the vesting of these RSUs was subject to the Company achieving total revenue of at least $100 million for period from October 1, 2016, to September 30, 2017.

Equity Compensation Plan Information

The following table sets forth additional information with respect to the Company’s equity compensation plans at December 31, 2017.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2015 Omnibus Stock Incentive Plan and Prior Plans	5,773,081 (1)	$11.30 (2)	440,424
Employee Stock Purchase Plan (3)	--	--	220,704
Equity compensation plans not approved by security holders	--	--	--
Total	5,773,081	$11.30	661,128
____________

(1)
Includes 2,714,622 outstanding restricted stock units under the 2015 Omnibus Stock Incentive Plan. Also includes 1,571,088 shares to be issued upon exercise of outstanding options and stock awards under the Prior Plans.

(2)	Does not reflect restricted stock units because they have no exercise price.

(3)
Under this plan eligible employees are able to purchase available shares with post-tax dollars at a 15% discount to fair market value. There were 22,634 shares purchased under the ESPP at a weighted average price of $19.67 during 2017.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2017, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and

•	any of our directors or executive officers, any holder of 5% or more of our capital stock or any member of their immediately family had or will have a direct or indirect material interest.

Plexus Capital, LLC

As of December 31, 2017, the Bank had invested an aggregate of $675,000 in Plexus Fund II and Plexus Fund III, each of which are qualifying small business investment funds managed by Plexus Capital, LLC, a registered small business investment company based in Raleigh, North Carolina. The Bank has committed to invest an additional $100,000 in Plexus Fund II and $225,000 in Plexus Fund III, upon capital call. In May 2016, the Bank committed to invest $2.5 million in Plexus Fund IV, and invested $375,000 of that amount during 2017. Mr. Landis, a member of our board of directors, is a principal of Plexus Capital with a 18% ownership interest.

DefenseStorm, Inc.

The Company holds voting and non-voting common stock in DefenseStorm, Inc., f/k/a Praesidio, Inc.  DefenseStorm provides a broad range of IT and cyber security solutions designed for financial institutions, including network and security monitoring solutions used by the Bank.  As of December 31, 2017, the Company held approximately 7.9% of DefenseStorm on a fully diluted basis, including approximately 4.0% voting control.  In January 2018, the Company invested an additional $500,000 as part of a capital raise conducted by DefenseStorm.  After the capital raise, the Company held approximately 9.1% of DefenseStorm on a fully diluted basis, including approximately 4.9% voting control.  Directors and executive officers of the Company collectively owned approximately 9.8% of DefenseStorm on a fully diluted basis in the form of non-voting common stock.  The Company paid DefenseStorm a total of $405,000 in 2017 that covers the entire three-year period of a contract renewal for cyber security event monitoring services.

Immediate Family Members Employed by the Bank

The Bank employs several relatives of directors and executive officers, including three employees who were paid or earned compensation exceeding $120,000 in the aggregate during 2017. These employees also received benefits under certain employee benefit plans that are generally available to all similarly situated Bank employees. These family members are adults who do not share the home of the director or executive officer, and the related director or executive officer does not have an interest in the family member’s compensation.

William L. Williams IV, the son of William L. Williams III, received total cash compensation in 2017 of $185,083. Angus McDonald, the son-in-law of William L. Williams III, received total cash compensation in 2017 of $273,058. Peter Underwood, the brother of Neil L. Underwood, received total cash compensation in 2017 of $369,608 and an RSU award covering 3,712 shares. In order for the RSUs under this award to vest, the Company's voting common stock must attain a closing price equal to or greater than $38.00 per share for at least twenty (20) consecutive trading days at any time prior to January 31, 2024.

We regard each of the above team members as a highly educated, trained and competent team member, and we believe these employment relationships are beneficial to the Company and its shareholders.

Procedures for Approval of Related Person Transactions

Our Audit and Risk Committee, pursuant to its charter, is responsible for reviewing and approving any related person transaction. In the course of its review and approval of a related person transaction, the Audit and Risk Committee, among other things, considers, consistent with Item 404 of SEC Regulation S-K, the following:

•	the nature and amount of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	any other matters the Audit and Risk Committee deems appropriate.

PROPOSAL 2: APPROVAL OF AMENDMENT OF THE COMPANY'S
2015 OMNIBUS STOCK INCENTIVE PLAN

The Proposed Amendment

Subject to shareholder approval, the Board of Directors has approved an amendment of the Company’s 2015 Omnibus Stock Incentive Plan to increase the shares available for issuance upon the grant of equity awards under the Omnibus Plan. The amendment, which we believe will aid the Company and its subsidiaries, including the Bank, in attracting and retaining the personnel necessary for continued growth, provides that 1,750,000 shares will be added to the aggregate number of shares that may be issued under the Omnibus Plan. If the amendment of the Omnibus Plan is approved, the aggregate number of shares of the Company’s voting common stock that may be issued pursuant to the Omnibus Plan will be 8,750,000 shares, less such shares as are issued or subject to outstanding grants under the Prior Plans since the date of adoption of the Omnibus Plan in March 2015. Equity awards are a significant part of our ability to attract, retain, and motivate people whose skills and performance are critical to our success. We believe that linking key employee compensation to corporate performance increases employee motivation to improve shareholder value and aligns the interests of our personnel with those of our shareholders.

While this summary sets forth the material terms of the Omnibus Plan as it is proposed to be amended, the Company’s shareholders have already approved the Omnibus Plan, and Proposal 2 relates only to the proposed amendment of the Omnibus Plan described below.

If the proposed amendment is not approved, the Omnibus Plan will remain in full force and effect without the proposed increase in the number of shares of the Company’s stock that may be issued pursuant to the Omnibus Plan. In this event, the Company might lack the ability to recruit and retain key employees, which could adversely affect the Company’s ability to offer effective incentives to participants that are consistent with market practices.

Following is a summary of the principal features of the Omnibus Plan. The summary is qualified by the full text of the Omnibus Plan. A copy of the Omnibus Plan, as currently in effect, was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2016, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. The full text of the proposed form of amendment of the Omnibus Plan is attached as Appendix A to this Proxy Statement and incorporated by reference into this Proposal 2. Additionally, any shareholder wishing to receive a copy of the Omnibus Plan or the proposed form of amendment of the Omnibus Plan free of charge should contact Corporate Secretary, Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, North Carolina 28403.

Key Provisions

Following are the key provisions of the Omnibus Plan, as amended:

Provision of Plan	Description
Eligible Participants:
Employees, directors, and consultants of our Company, any parent or subsidiary of our Company, and any successor entity that adopts the Omnibus Plan. As of March 16, 2018, there were approximately 498 employees and six non-employee directors eligible to receive awards under the Omnibus Plan.

Award Types:	• Incentive stock options • Nonstatutory stock options • Stock appreciation rights ("SARs") • Dividend equivalent rights • Restricted stock awards • Restricted stock unit awards
Vesting:	Determined by our Board of Directors.
Award Limits:
No grantee may be granted an award of stock options or SARs in any calendar year with respect to more than five hundred thousand (500,000) shares of the Company’s voting common stock, or an award of restricted stock, restricted stock units, dividend equivalent rights, or other awards that are valued with reference to shares covering more than one million one hundred thousand (1,100,000) shares.

Repricings:	Repricing of outstanding awards is not permitted without the approval of our shareholders, except for certain ratable capitalization adjustments as set forth in the Omnibus Plan.
Market Value of Securities:	The closing price of our voting common stock on the NASDAQ Global Select Market on March 16, 2018, was $28.45.
Effective Date:	The Omnibus Plan originally became effective on March 20, 2015, and was amended and restated upon shareholder approval, effective May 24, 2016.
Plan Termination Date:	May 24, 2026, which is ten years from the May 24, 2016 effective date of the 2016 amendment and restatement.

Administration

The Omnibus Plan is currently administered by the Compensation Committee of our Board of Directors, except that awards granted on or before November 2, 2017 and intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, as in effect prior to the effectiveness of the Tax Cuts and Jobs Act are administered only by a subcommittee composed solely of two or more “outside directors” eligible to serve on a committee making awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m). The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the Omnibus Plan.

Available Shares

If Proposal 2 is approved, there will be 8,750,000 shares of our voting common stock available for issuance under the Omnibus Plan, of which 865,247 shares have already been issued since the date of adoption of the Omnibus Plan in March 2015 and an additional 5,589,348 shares are subject to awards outstanding under the Omnibus Plan and the Prior Plans as of March 16, 2018. The table below provides additional information about our outstanding awards.

Awards Outstanding	Number of Shares as of March 16, 2018

Total shares subject to awards outstanding under the Omnibus Plan and the Prior Plans	5,589,348
Shares covered by RSU awards that do not fully vest unless our voting common stock price closes at or above $34.00 or $38.00, as applicable, for 20 consecutive trading days during the term of the awards	2,428,590
Shares underlying outstanding option awards initially granted with a seven-year vesting schedule	2,866,466

Any shares covered by an award which is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Omnibus Plan. Shares that actually have been issued under the Omnibus Plan pursuant to an award shall not be returned to the Omnibus Plan and shall not become available for future issuance under the Omnibus Plan other than unvested shares that are forfeited. To the extent that cash is delivered in lieu of shares of voting common stock upon the exercise of a stock appreciation right, we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of voting common stock which we were entitled to issue upon such exercise or on the exercise of any related option. Shares of voting common stock reacquired by us on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the Omnibus Plan.

Eligibility and Types of Awards

The Omnibus Plan permits us to grant the following types of awards to our employees, directors, and consultants.

Stock Options. A stock option may be an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a nonstatutory stock option. However, only employees may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Omnibus Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our voting common stock on the date of grant. Options granted under the Omnibus Plan vest and become exercisable at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the Omnibus Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-

termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with us, for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of voting common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) delivery of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the Omnibus Plan), (c) a broker-assisted cashless exercise, (d) the tender of voting common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our voting common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the Omnibus Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of our stock or any of our affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights may be granted under the Omnibus Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of voting common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the Omnibus Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the voting common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of voting common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of voting common stock upon the exercise of a stock appreciation right. If voting common stock is issued, the number of shares of voting common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of voting common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of voting common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of voting common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares which would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the Omnibus Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Dividend Equivalent Rights. Dividend equivalent rights entitle the grantee to compensation measured by dividends paid with respect to the Company’s voting common stock.

Restricted Stock. Restricted stock awards are awards of shares of our voting common stock that vest in accordance with established terms and conditions. The Board or a committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, us.

Restricted Stock Units. A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Performance-Based Compensation

The Omnibus Plan establishes procedures for the Company to grant restricted stock and restricted stock units that are structured so that they will vest only upon attainment of performance goals established by the Compensation Committee. Prior to the enactment of the Tax Cuts and Jobs Act, awards under this provision of the Omnibus Plan were eligible to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. For tax years beginning after December 31, 2017, the performance-based compensation exception to Section 162(m) has been removed, and any future awards based upon the attainment of performance goals will not be excluded from the $1,000,000 limitation on deductible compensation described in Section 162(m). Notwithstanding these changes in the law, the requirements of the Omnibus Plan with respect to any performance-based awards are not being changed at this time.

Performance-based restricted stock and restricted stock units, in addition to meeting the regular requirements of the Omnibus Plan for the grant of such awards, including a maximum grant per employee of 1,100,000 shares of voting common stock per year, are structured so that they will vest only upon attainment of performance goals established by the Compensation Committee (or designated subcommittee for awards in effect prior to November 2, 2017). The performance goals will be based upon one or more objectively determinable business measures, which may be applied with respect to the Company, any business unit, or, if applicable, any covered employee, and may be measured in absolute terms or relative to a peer-group or other market measure basis over a specified performance measurement period. The Compensation Committee may establish additional vesting requirements that must be met in addition to the performance goals, which additional vesting requirements may be met in the performance measurement period or afterwards.  The additional vesting requirements might include, without limitation, a requirement that the grantee be in the employ of the Company (or on military or family medical leave) at the payment date, although that condition may be waived by the Compensation Committee in its discretion.

The business measures that may be used to establish the performance goals are limited to one or more of the following:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•	Cash flow per share;

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets or ratios;

•	Charge-off levels;

•	Improvement in or attainment of revenue levels;

•	Deposit growth;

•	Margins;

•	Operating efficiency;

•	Operating expenses;

•	Economic value added;

•	Improvement in or attainment of expense levels;

•	Improvement in or attainment of working capital levels;

•	Debt reduction;

•	Capital targets; and

•	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Following the completion of the applicable performance measurement period and after receiving the financial and other necessary data for the period, the Compensation Committee (or the designated subcommittee, as applicable) will determine whether and to what extent the performance goals for the performance-based restricted stock or restricted stock unit award have been met. The Compensation Committee will determine, based upon the objectively determined achievement of the performance goals, the number of performance-based shares of restricted stock or restricted stock units of the award that have become vested on the completion of the performance goals. The Compensation Committee, in its sole discretion, may decrease, but may not increase, the number of shares of restricted stock and restricted stock units that are vested. For awards of restricted stock units, once payment is due, the Company will issue the grantee shares of voting common stock equal to the number of vested performance-based restricted stock units.

Corporate Transactions

Effective upon the consummation of a corporate transaction such as a merger, all outstanding awards under the Omnibus Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the corporate transaction.

The plan administrator has the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the Omnibus Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the Omnibus Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the Omnibus Plan, except that it may not amend the Omnibus Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the Omnibus Plan without our shareholders’ approval if such approval is then required pursuant to Section 422 or any other applicable section of the Code, the regulations promulgated thereunder, or the rules of any stock exchange or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of voting common stock from the shares of voting common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the Omnibus Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the Omnibus Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the Omnibus Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights. A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of voting common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions. Compensation of persons who are “covered employees” of our Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards in effect as of November 2, 2017, not modified in any material respect after that date, and that qualify as “performance-based compensation” within the meaning of Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. It is intended that certain awards previously granted under the Omnibus Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation. Effective for tax years beginning after December 31, 2017, the exemption from the

$1 million deduction limitation for performance-based compensation has been removed from Section 162(m) and will no longer be available for future awards.

The foregoing is only a summary, based on the current Code and the Treasury Regulations promulgated by the United States Department of the Treasury pursuant to the Code, of the U.S. federal income tax consequences to the participant and us with respect to the grant and exercise of options and other awards under the Omnibus Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the number of votes cast for approval of the proposed amendment of the Omnibus Plan must exceed the number of votes cast against the proposal in order for the proposal to be approved. Abstentions and broker nonvotes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT OF THE 2015 OMNIBUS STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S VOTING COMMON STOCK THAT MAY BE ISSUED UNDER SUCH PLAN.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS
The Audit and Risk Committee, pursuant to authority granted to it by the Board of Directors, has appointed the firm of Dixon Hughes Goodman LLP, independent registered public accountants, as the Company’s independent auditors for 2018. The Board of Directors has ratified and confirmed the appointment. A representative of Dixon Hughes Goodman LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.
The Board of Directors is submitting this proposal to the vote of the shareholders as a matter of good corporate governance. If shareholders do not ratify the selection of Dixon Hughes Goodman LLP, the Audit and Risk Committee will reconsider, but might not change, their appointment.

The Company has paid Dixon Hughes Goodman LLP fees in connection with its assistance in the Company’s annual audit, review of the Company’s financial statements and certain other matters. The following table sets forth Dixon Hughes Goodman LLP fees in various categories during 2017 and 2016.

AUDIT FEES

Category	2017	2016
Audit Fees (1)	$394,295	$196,696
Audit-Related Fees (2)	3,920	10,433
Tax Fees (3)	--	--
All Other Fees	199,331	--
Total Fees Paid	$597,546	$207,129
____________

(1)
Includes fees paid or expected to be paid for audits of annual consolidated financial statements, reviews of consolidated financial statements included in quarterly reports on Form 10-Q, consents issued, reviews of registration statements, and reviews of various Form 8-Ks.

(2)	Includes fees paid for accounting consultations.

(3)	Includes fees paid for services relating to tax planning, preparation and compliance.

All services rendered by Dixon Hughes Goodman LLP during 2017 were subject to pre-approval by the Audit and Risk Committee. The Audit and Risk Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent auditors.  Under this policy, each year at the time it engages the independent auditor, the Audit and Risk Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services to be performed during the year.  All other permitted non-audit services are required to be pre-approved by the Audit and Risk Committee on an engagement-by-engagement basis. The Audit and Risk Committee has considered whether Dixon Hughes Goodman LLP’s provision of other non-audit services to the Company is compatible with maintaining independence of Dixon Hughes Goodman LLP. The Audit and Risk Committee has determined that it is compatible with maintaining the independence of Dixon Hughes Goodman LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 3 RATIFYING DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2018.

Report of the Audit and Risk Committee

The Audit and Risk Committee of the Company is responsible for receiving and reviewing the annual audit report of the Company’s independent auditors and reports of examinations by bank regulatory agencies, and helps formulate, implement, and review the Company’s internal audit program. The Audit and Risk Committee assesses the performance and independence of the Company’s independent auditors and recommends their appointment and retention. The Audit and Risk Committee has in place pre-approval policies and procedures that require an evaluation of any conflicts of interest that may impair the independence of the independent auditors and pre-approval of an engagement letter that outlines all services to be rendered by the independent auditors.

During the course of its examination of the Company’s audit process in 2017, the Audit and Risk Committee reviewed and discussed the audited financial statements with management. The Audit and Risk Committee also discussed with the independent auditors, Dixon Hughes Goodman LLP, all matters that are required to be discussed in accordance with standards adopted by the Public Company Accounting Oversight Board (“PCAOB”). Furthermore, the Audit and Risk Committee received from Dixon Hughes Goodman LLP disclosures regarding their independence in accordance with applicable standards of the PCAOB, and have discussed with Dixon Hughes Goodman LLP their independence.

Based on the review and discussions above, the Audit and Risk Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

This report is submitted by the Audit and Risk Committee:

William H. Cameron
Diane B. Glossman
Howard K. Landis, III
Miltom E. Petty

PROPOSAL 4: ADJOURNMENT OF ANNUAL MEETING

In the event that there are not sufficient votes to constitute a quorum or to approve the matters to be considered at the time of the Annual Meeting, we may propose to adjourn the Annual Meeting for the purpose of soliciting additional proxies to establish a quorum or to approve the proposals described herein. We do not currently intend to propose adjournment of the Annual Meeting if there are sufficient votes to approve the proposals described herein. If approval of the proposal to adjourn the Annual Meeting for the purpose of soliciting additional proxies is submitted to shareholders for approval, the approval requires that the number of votes cast at the Annual Meeting, in person or by proxy, in favor of the proposal exceed the votes cast against the proposal, whether or not a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL PERMITTING ADJOURNMENT OF THE ANNUAL MEETING.

DESCRIPTION OF OUR OUTSTANDING SECURITIES

Proposal 2 impacts our outstanding securities. The following description is a summary of the material provisions of our outstanding securities derived from our amended and restated articles of incorporation and bylaws. Copies of our amended and restated articles of incorporation and bylaws have been filed with the SEC.

General

Our amended and restated articles of incorporation authorize the issuance of 110,000,000 total shares of common stock. Of these authorized shares, there are 100,000,000 authorized shares of voting common stock, no par value per share, of which there were 35,323,543 shares outstanding on March 16, 2018, and 10,000,000 authorized shares of non-voting common stock, of which there were 4,643,530 shares outstanding on March 16, 2018. Our articles of incorporation also authorize the issuance of 1,000,000 shares of preferred stock, of which there were no shares issued or outstanding at March 16, 2018.

Common Stock

Voting Rights. Each share of our voting common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. Our shareholders are not entitled to cumulate their votes for the election of directors. Shares of our non-voting common stock do not have voting rights, except to the extent otherwise required by law.

Dividends. Subject to preferences to which holders of any shares of our preferred stock may be entitled, holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board of Directors out of funds legally available for that purpose. Under North Carolina law, we are authorized to pay dividends as declared by our Board of Directors, provided that no such distribution results in our insolvency on a going concern or balance sheet basis. However, although we are a legal entity separate and distinct from the Bank, our principal source of funds with which we can pay dividends to our shareholders is dividends we receive from the Bank. For that reason, our ability to pay dividends is effectively subject to the same limitations that apply to the Bank. The Bank’s ability to pay dividends to us is subject to regulatory restrictions that apply to North Carolina chartered commercial banks.

No Preemptive Rights. With the exception of contractual preemptive rights granted to certain of our institutional shareholders, holders of our common stock do not have preemptive, conversion or subscription rights to acquire other or additional shares of any class of stock or other securities we may issue in the future.

Liquidation. In the event of any liquidation, dissolution or winding up of our affairs, the holders of shares of our common stock are entitled to receive, after payment of all debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution or winding up of the Bank, we, as the sole shareholder of the Bank’s common stock, would be entitled to receive all remaining assets of the Bank available for distribution in cash or in kind after payment of all debts and liabilities of the Bank including all deposits and accrued interest on deposits.

Miscellaneous. Holders of our common stock do not have any redemption, sinking fund or conversion rights. Broadridge Corporate Issuer Solutions, Inc., Edgewood, New York, acts as registrar and transfer agent for our common stock. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock that we may establish in the future.

Preferred Stock

Our articles of incorporation, as amended, authorize the issuance of 1,000,000 shares of preferred stock, no par value per share. As of the date of this Proxy Statement, there were no shares of our preferred stock issued and outstanding.

Our articles of incorporation, subject to certain limitations, authorize our board of directors from time to time by resolution and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the preferences, limitations and relative rights of such shares of preferred stock.

Charter, Bylaw and Statutory Provisions Having Potential “Anti-takeover” Effects

The following paragraphs summarize certain provisions of our articles of incorporation, bylaws and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire or take control of the Company, or to remove or replace incumbent directors, that are not first approved by our Board of Directors, even if those proposed actions are favored by our shareholders.

Authorized Shares. Our amended and restated articles of incorporation currently authorize the issuance of 110,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our Board of Directors is authorized to approve the issuance of shares of our common stock or preferred stock from time to time and, in the case of preferred stock, to create separate series of preferred stock within the class, and to determine the number of shares, designations, terms, relative rights, preferences and limitations of the preferred stock, or of shares within each series of preferred stock, at the time of issuance, all by its resolution. Those provisions give our Board of Directors considerable flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and grants of stock options. However, the Board’s authority also could be used, consistent with the Board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock, or by issuing a series of preferred stock, to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks to gain control.

Advance Notice of Director Nominations. Our bylaws provide that in order to be eligible for consideration at a meeting of shareholders, all nominations for election to the Board of Directors, other than those made by the Board of Directors or a duly appointed committee thereof, must be in writing and must be delivered to the Corporate Secretary of the Company not less than 120 days prior to the meeting of shareholders at which nominees for director will be considered for election to the Board of Directors. Only shareholders may make recommendations for nominations and any shareholder making such a nomination must submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee to serve as a member of the Board of Directors if elected.

Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) the Chairman of our Board of Directors, (b) the President of the Company, or (c) the Corporate Secretary of the Company at the request of the Board of Directors of the Company or shareholders holding fifteen (15%) or more of our outstanding shares of voting common stock.

Amendment of Bylaws. Subject to certain limitations under North Carolina law, our bylaws may be amended or repealed by either our Board of Directors or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by the Board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes the Board to adopt, amend or repeal that particular bylaw or the bylaws generally.

Certain Provisions of Federal Law

The acquisition of more than 10% of our outstanding common stock may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act of 1978. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, either directly or indirectly through an acquisition of control of its holding company, to provide 60 days prior written notice and certain financial and other information to the FDIC. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least 25% of any class of voting stock or the power to direct the management or policies of the bank or the holding company. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of voting securities if (a) the bank or holding company has a class of voting securities which is registered under section 12 of the Exchange Act, or (b) the acquiring party would be the largest holder of a class of voting shares of the bank or the holding company. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds.

Prior approval of the Federal Reserve Board would be required for any acquisition of control of the Company or the Bank by any bank holding company under the Bank Holding Company Act. Control for purposes of the Bank Holding Company Act would be based on, among other factors, a 25% voting stock test or on the ability of the holding company otherwise to control the election of a majority of our Board of Directors. As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the Bank Holding Company Act.

OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters be properly presented for action at the Annual Meeting, the Proxies, or their substitutes, will be authorized to vote shares represented by appointments of proxy according to their best judgment.
PROPOSALS FOR 2019 ANNUAL MEETING

Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable North Carolina law and our Bylaws.

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2019 annual meeting of shareholders, it must be delivered to our principal executive offices located at 1741 Tiburon Drive, Wilmington, North Carolina 28403 by December 7, 2018; provided, however, that if the date of the 2019 annual meeting is more than 30 days before or after May 15, 2019, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials for such annual meeting.
Our Bylaws permit any shareholder of voting common stock to nominate directors. Shareholders wishing to nominate a director must deliver written notice of the nomination to our Corporate Secretary at least 120 days prior to the meeting at which directors will be elected. The shareholder making such nomination must also submit a detailed resume of the nominee, stating the reasons why such person would be qualified to serve on the Board of Directors and the written consent of the nominee that, if elected, such nominee would serve as a member of the Board of Directors.

Management’s proxy holders for the 2019 annual meeting will have discretion to vote proxies given to them on any shareholder proposal of which the Company does not have notice on or before February 20, 2019.
INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

As required by applicable SEC rules and regulations, the Company has furnished a notice of internet availability of proxy materials to all shareholders as part of this Proxy Statement and all shareholders will have the ability to access this Proxy Statement and other reports the Company has filed with the SEC, by visiting the investor relations section of our website, www.liveoakbank.com.
HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the proxy materials either now or in the future, please contact our Corporate Secretary at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403 or at (910) 790-5867. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the proxy materials. In addition, shareholders at a shared address who receive multiple copies of proxy materials may request to receive a single copy of proxy materials in the future in the same manner as described above.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to our Corporate Secretary at the Company’s offices at 1741 Tiburon Drive, Wilmington, North Carolina 28403, and such communications will be forwarded to the Board of Directors as a group or to the individual director or directors addressed.
ANNUAL REPORT ON FORM 10-K
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC is accessible free of charge in the investor relations section of our website at www.liveoakbank.com. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2017. You can request a copy of our Annual Report on Form 10-K free of charge by contacting our Corporate Secretary, Live Oak Bancshares, Inc., 1741 Tiburon Drive, Wilmington, North Carolina 28403.

APPENDIX A

AMENDMENT OF THE
LIVE OAK BANCSHARES, INC. 2015 OMNIBUS STOCK INCENTIVE PLAN

WHEREAS, Live Oak Bancshares, Inc. (the “Company”), maintains the 2015 Omnibus Stock Incentive Plan, as amended and restated (the “Plan”); and

WHEREAS, pursuant and subject to Section 16(a) of the Plan, the board of directors of the Company (the “Board”) is authorized to amend the Plan, subject to the approval of the Company’s shareholders; and;

WHEREAS, the Board deems it to be in the best interests of the Company to amend, and to submit for shareholder approval at the next annual meeting of shareholders of the Company, the amendment of the Plan as set forth below.

NOW, THEREFORE, in accordance with the provisions of Section 16(a) of the Plan and conditioned upon the receipt of shareholder approval as described therein, the Plan is hereby amended in the following respects:

1.Section 3(a) of the Plan is deleted in its entirety and the following substituted in lieu thereof:

(a)Subject to adjustment as described in Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 8,750,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

2.Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved, as amended to date.

IN WITNESS WHEREOF, the undersigned officer of the Company attests that the foregoing Amendment of the Live Oak Bancshares, Inc. 2015 Omnibus Stock Incentive Plan was adopted by the Board on March 26, 2018, and approved by the Company’s shareholders on May __, 2018.

LIVE OAK BANCSHARES, INC.

By:    ____________________________
James S. Mahan III
Chairman and Chief Executive Officer

A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E40647-P04251

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LIVE OAK BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. **Election of Directors**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) William H. Cameron
02) Diane B. Glossman
03) Glen F. Hoffsis
04) Howard K. Landis III
05) James S. Mahan III
06) Miltom E. Petty
07) Jerald L. Pullins
08) Neil L. Underwood
09) William L. Williams III

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E40648-P04251

REVOCABLE PROXY
LIVE OAK BANCSHARES, INC.
Annual Meeting of Shareholders
May 15, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints S. Brett Caines and Gregory W. Seward (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote, as designated on the reverse side of this appointment of proxy, all of the shares of voting common stock of Live Oak Bancshares, Inc. (the "Company") held of record by the undersigned on March 16, 2018, at the Annual Meeting of Shareholders of the Company to be held at the Live Oak Corporate Offices, 1741 Tiburon Drive, Wilmington, North Carolina, at 9:00 AM, Eastern Time on May 15, 2018, and at any adjournments of the Annual Meeting.

The undersigned directs that the shares represented by this appointment of proxy be voted as indicated on the reverse side of this appointment of proxy. In the absence of any instruction, those shares may be voted "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposals 2, 3 and 4. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. On any other matter properly presented for action by shareholders at the Annual Meeting and on matters incident to the conduct of the meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with the Company's Corporate Secretary a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing an intention to vote in person.

Continued and to be signed on reverse side